                                                                    Exhibit 99.1

                         LEXINGTON PRECISION CORPORATION
                                767 THIRD AVENUE
                               NEW YORK, NY 10017

FOR IMMEDIATE RELEASE

LEXINGTON PRECISION EXTENDS EXCHANGE OFFER

NEW YORK, June 27, 2003 - Lexington Precision Corporation (OTC: LEXP) announced today that it is extending the expiration date of its offer to exchange for its 12 3/4% Senior Subordinated Notes due February 1, 2000, units consisting of 11 1/2% Senior Subordinated Notes due August 1, 2007, and warrants to purchase common stock. The offer, which was scheduled to expire at 12 midnight, New York City Time, on June 27, 2003, is now scheduled to expire at 12 midnight, New York City Time, on July 11, 2003, unless further extended.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact:  Warren Delano (212) 319-4657